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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
First Data Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(2)	Form, Schedule or Registration Statement No.:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

FIRST DATA CORPORATION
6200 South Quebec Street
Greenwood Village, Colorado 80111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 19, 2004

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Data Corporation, a Delaware corporation (the "Company"), will be held at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112, on Wednesday, May 19, 2004, at 11:30 a.m. (M.T.), for the following purposes:

  1.
  The election of four directors;

  2.
  The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2004; and

  3.
  The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Shareholders of record at the close of business on March 22, 2004 (the "Record Date") will be entitled to vote at the meeting and any adjournment or postponement thereof. If you wish to vote your shares at the meeting, the inspector of elections will be available to record your vote at the meeting site beginning at 11:00 a.m. (M.T.) on the date of the meeting. Voting is expected to close at the commencement of the meeting.

        You are cordially invited to attend the meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign the enclosed proxy and return it in the enclosed prepaid envelope or follow the alternative voting procedures described on the proxy.

By Order of the Board of Directors

Michael T. Whealy Corporate Secretary April 2, 2004

YOUR VOTE IS IMPORTANT

        PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY OR FOLLOW ANY ALTERNATIVE VOTING PROCEDURES DESCRIBED ON THE PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

FIRST DATA CORPORATION
6200 South Quebec Street
Greenwood Village, Colorado 80111

PROXY STATEMENT

        The Board of Directors of First Data Corporation ("First Data" or the "Company") is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on May 19, 2004, at 11:30 a.m. (M.T.), and any adjournment or postponement of that meeting. The meeting will be held at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112. This Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Shareholders was first mailed on or about April 2, 2004 to all shareholders of record as of March 22, 2004 (the "Record Date"). The only voting securities of the Company are shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), of which there were 882,053,610 shares outstanding as of the Record Date (excluding treasury stock).

        The Company's Annual Report to Shareholders, which contains financial statements for the year ended December 31, 2003, accompanies this Proxy Statement. You also may obtain a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2003 that was filed with the Securities and Exchange Commission, without charge, by writing to Investor Relations, First Data Corporation, 6200 South Quebec Street, Greenwood Village, Colorado 80111.

TABLE OF CONTENTS

The Proxy Process and Shareholder Voting
Questions and Answers About the Proxy Process
Proposals Submitted for Shareholder Vote
Proposal 1 — Election of Directors
Proposal 2 — Ratification of selection of auditors
Security Ownership by Directors and Executive Officers
Board of Directors
Governance of the Company
Compensation of Directors
Communications with the Board of Directors
Nomination of Directors
Independence of Directors
Committees of the Board of Directors
Report of the Audit Committee
Report of the Corporate Governance Committee
Report of the Oversight Committee
Executive Compensation Report by the Compensation and Benefits Committee
Summary Compensation Table
Option Grants in 2003
Aggregated Option Exercises in 2003 and Year-End 2003 Option Values
Long-Term Incentive Plans — Grants in 2003
Retirement Plans
Equity Compensation Plan Information
Chief Executive Officer Succession Arrangement With Mr. Duques
Performance Graph
Certain Transactions and Other Matters
Involvement in Certain Legal Proceedings
Section 16(a) Beneficial Ownership Reporting Compliance
Principal Holders of Common Stock
Exhibit A — Audit Committee Charter

THE PROXY PROCESS AND SHAREHOLDER VOTING

        The proxy process is the means by which corporate shareholders can exercise their rights to vote for the election of directors and other strategic corporate proposals. This Proxy Statement provides notice of a scheduled shareholder meeting, describes the proposals presented for shareholder action and includes information required to be disclosed to shareholders. The accompanying Proxy Card provides shareholders with a simple means to vote on the described proposals without having to attend the shareholder meeting in person. By executing the Proxy Card, you authorize Charles T. Fote and Michael T. Whealy to act as your Proxies to vote your shares as specified.

        The proxy voting mechanism also is vitally important to the Company. In order for the Company to obtain the necessary shareholder approval of proposals, a "quorum" of shareholders (a majority of the issued and outstanding shares entitled to vote, excluding treasury stock) must be represented at the meeting in person or by proxy. Since few shareholders can spend the time or money to attend shareholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the shareholder vote.

        It is important that you vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, the Company must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or its shareholders.

QUESTIONS AND ANSWERS ABOUT THE PROXY PROCESS

Why Did I Receive These Materials?

  Shareholders of the Company as of the close of business on the March 22, 2004 Record Date are entitled to vote at the Company's Annual Meeting. The Company is required by law to distribute these proxy materials to all shareholders as of the Record Date.

What Does It Mean If I Receive More Than One Set Of Materials?

  This means you own shares of the Company that are registered under different names. For example, you may own some shares directly as a "Registered Holder" and other shares through a broker or you may own shares through more than one broker. In these situations you will receive multiple sets of proxy materials. It is necessary for you to vote, sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards you receive in order to vote all of the shares you own. Each Proxy Card you received came with its own prepaid return envelope; if you vote by mail make sure you return each Proxy Card in the return envelope which accompanied that Proxy Card.

How Do I Vote?

  You may vote by mail or follow any alternative voting procedure described on the Proxy Card. To use an alternative voting procedure, follow the instructions on each Proxy Card that you receive. To vote by mail, sign and date each Proxy Card you receive, indicating your voting preference on each proposal, and return each Proxy Card in the prepaid envelope which accompanied that Proxy Card. If you return a signed and dated Proxy Card but you do not indicate your voting preferences, your shares will be voted in favor of the director nominees and in favor of the other proposals. All outstanding shares of Common Stock represented by your signed and dated Proxy Card or for which you have provided instructions by the alternative voting procedure that are received in time for the 2004 Annual Meeting will be voted.

Does My Vote Matter?

  Absolutely! Corporations are required to obtain shareholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote and every share voted has the same weight. It is also important that you vote to assure that a quorum is obtained so corporate business can be transacted.

What Percentage Of Votes Is Required To Elect Directors?

  If a quorum is obtained, the four nominees receiving the greatest number of votes will be elected.

What Percentage Of Votes Is Required To Approve Other Proposals?

  If a quorum is obtained, proposals other than the election of directors require the affirmative vote of a majority of shares of Common Stock represented at the meeting and entitled to vote. Since majority approval is required, an "ABSTAIN" vote has the effect of a vote against the proposal.

What Is The Effect Of Not Voting?

  It depends on how ownership of your shares is registered. If you own shares as a Registered Holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

  If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following Question, in the absence of your voting instruction, your broker may or may not vote your shares.

If I Don't Vote, Will My Broker Vote For Me?

  If you own your shares through a broker and you don't vote, your broker may vote your shares in its discretion on some "routine matters." With respect to other proposals, however, your broker may not be able to vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the "broker non-vote." "Broker non-vote" shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. The Company believes that proposals set forth in this Proxy Statement are routine matters on which brokers will be permitted to vote unvoted shares.

Is My Vote Confidential?

  Yes. The vote of any shareholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against the Company, (iii) to allow the inspectors of election to certify the results of the shareholder vote, (iv) in the event a proxy solicitation in opposition to the Company or the election of the Board of Directors takes place, (v) if a shareholder has requested that their vote be disclosed, or (vi) to respond to shareholders who have written comments on Proxy Cards.

If I Own My Shares Through A Broker, How Is My Vote Recorded?

  Brokers typically own shares of Common Stock for many shareholders. In this situation the Registered Holder on the Company's stock register is the broker or its nominee. This often is referred to as holding shares in "Street Name." The "Beneficial Owners" do not appear in the Company's shareholder register. Therefore, for shares held in Street Name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers inform the Company how many of their clients are Beneficial Owners and the Company provides the broker with that number of proxy materials. Each broker then forwards the proxy materials to its clients who are Beneficial Owners to obtain their votes. When you receive proxy materials from your broker, the accompanying return envelope is addressed to return your executed Proxy Card to your broker. Shortly before the meeting, each broker totals the votes and submits a Proxy Card reflecting the aggregate votes of the Beneficial Owners for whom it holds shares.

Can I Revoke My Proxy And Change My Vote?

  Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a Registered Holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation delivered to the Corporate Secretary, (ii) by submitting another valid proxy bearing a later date, or (iii) by attending the meeting and giving the Inspectors of Elections notice that you intend to vote your shares in person. If your shares are held by a broker, you must contact your broker in order to revoke your proxy.

Will Any Other Business Be Transacted At The Meeting? If So, How Will My Proxy Be Voted?

  Management does not know of any business to be transacted at the Annual Meeting other than those matters described in this Proxy Statement. The period specified in the Company's By-Laws for submitting additional proposals to be considered at the meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

Who Counts The Votes?

  Votes will be counted and certified by the Inspectors of Election, who are employees of Wells Fargo Bank, N.A., the Company's independent Transfer Agent and Registrar. If you are a Registered Holder, your executed Proxy Card is returned directly to Wells Fargo for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Wells Fargo on behalf of its clients.

How Much Does The Proxy Solicitation Cost?

  The Company has engaged the firm of Morrow & Co. to assist in distributing and soliciting proxies for a fee of $8,000, plus expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. The largest expense in the proxy process is printing and mailing the proxy materials. Proxies also may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by mail, telephone or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Shareholders.

What Is The Deadline For Submitting Proposals To Be Considered At The 2005 Annual Meeting?

  Shareholder proposals requested to be included in the Company's 2005 Proxy Statement must be received by the Company not later than December 6, 2004. Even if a proposal is not submitted in time to be considered for inclusion in the Company's 2005 Proxy Statement, a proper shareholder proposal or director nomination may still be considered at the Company's 2005 Annual Meeting of Stockholders, but only if the proposal or nomination is received by the Company no sooner than January 19, 2005 and no later than February 18, 2005. All proposals or nominations a shareholder wishes to submit at the meeting should be directed to Michael T. Whealy, Corporate Secretary, First Data Corporation, 10825 Old Mill Road, Suite M-10, Omaha, Nebraska 68154.

PROPOSALS SUBMITTED FOR SHAREHOLDER VOTE

Proposal 1

ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes serving staggered three-year terms. The terms of office of four current directors, Mr. Duques, Mr. Fote, Mr. Kiphart and Ms. Spero, expire at the 2004 Annual Meeting of Stockholders. Mr. Duques, Mr. Fote, Mr. Kiphart and Ms. Spero have been nominated for reelection through the 2007 Annual Meeting of Stockholders or until a successor is elected and qualified. (See the Board of Directors section for information concerning all Directors.) In the case of a vacancy occurring during the year in any class, the Board of Directors may elect another director as a replacement, may leave the vacancy unfilled or may reduce the number of directors.

        The terms of Ms. Davis, Mr. Robinson, Mr. Schwartz and Mr. Weinbach expire at the 2005 Annual Meeting of Stockholders. The terms of Messrs. Burnham, Greenberg, Jones and Russell expire at the 2006 Annual Meeting of Stockholders.

        A shareholder may (i) vote for the election of any one or more of the nominees, or (ii) withhold authority to vote for one or more of the nominees by so indicating on the Proxy Card. Your shares will be voted as you specify on the enclosed Proxy Card or as you instruct via the alternative voting procedure described on the Proxy Card. If you sign, date and return the Proxy Card without specifying how you want your shares voted, they will be voted for the election of the Director nominees. If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the Director nominees, your shares will be voted for that other person.

        Directors are elected by a plurality of votes of the shares represented at the meeting and entitled to vote. Therefore, if a quorum is present, the four nominees receiving the greatest number of votes will be elected. The effects of unvoted shares, abstentions and "broker non-votes" are discussed in the preceding Questions and Answers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RE-ELECT MR. DUQUES,
MR. FOTE, MR. KIPHART AND MS. SPERO AS DIRECTORS FOR THREE-YEAR TERMS.

Proposal 2

RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors recommends to the shareholders the ratification of the selection of Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 2004. Ernst & Young LLP has served as the independent auditors for the Company or its predecessor entities since 1980. Historically, Ernst & Young LLP has followed a policy of rotating the partner in charge of the Company's audit every seven years. Consistent with the recently adopted regulations pursuant to the Sarbanes-Oxley Act of 2002, the lead audit partner having primary responsibility for the audit and the concurring audit partner will be rotated every five years beginning with the 2004 audit year.

        A representative of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Summary of Auditor's Fees for 2003

        Audit Fees.    Ernst & Young LLP's fees for the Company's annual audit were $4.3 million in 2003 and $3.6 million in 2002.

        Audit-Related Fees.    Ernst & Young LLP's fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements were $4.6 million in 2003 and $2.6 million in 2002. Audit-related services generally include fees for service auditor reviews, subsidiary and employee benefit plan audits, business acquisitions and accounting consultations.

        Tax Fees.    Ernst & Young LLP's fees for tax compliance, tax advice, and tax planning services to the Company were $2.0 million in 2003 and $1.7 million in 2002.

        All Other Fees.    Ernst & Young LLP did not receive any fees from the Company for all other professional services during 2003 and were paid $0.8 million for such services in 2002. These fees primarily were related to treasury and business advisory services.

        Since May 2003, all audit and non-audit services provided by the independent auditor have been pre-approved by the Audit Committee of the Board of Directors or, consistent with the pre-approval policy of the Audit Committee, by the Chairperson of the Committee.

        In the event the shareholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent accounting firm at any time during the year if it feels that such a change would be in the best interest of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth, as of January 1, 2004, the beneficial ownership of Common Stock by all directors and nominees, each of the executive officers named in the Summary Compensation Table contained in this Proxy Statement and all directors and executive officers as a group. Each person has sole voting and investment power of the shares, except as noted.

Name	Amount and Nature of Beneficial Ownership(1)
Scott H. Betts	92,500
Daniel P. Burnham	23,340
Alison Davis	63,389
Henry C. Duques	4,950,566	(2)
Charles T. Fote	3,021,056
Christina A. Gold	57,663	(3)
Jack M. Greenberg	23,340
Courtney F. Jones	367,028
Kimberly S. Patmore	385,663
Pamela H. Patsley	360,000
James D. Robinson III	384,911	(4)
Charles T. Russell	253,176
Bernard L. Schwartz	338,145
Joan E. Spero	181,614
Arthur F. Weinbach	88,606
Michael T. Whealy	690,670
All directors and executive officers as a group (21 persons)	11,921,062	(5,6)

(1)
The number of shares reported includes shares covered by options that are exercisable within 60 days of January 1, 2004 as follows: Mr. Betts, 92,500; Mr. Burnham, 23,340; Ms. Davis, 63,389; Mr. Duques, 4,933,990; Mr. Fote, 2,882,084; Ms. Gold, 56,250; Mr. Greenberg, 23,340; Mr. Jones, 316,700; Ms. Patmore, 369,000; Ms. Patsley, 350,000; Mr. Robinson, 290,472; Mr. Russell, 242,257; Mr. Schwartz, 250,665; Ms. Spero, 181,614; Mr. Weinbach, 88,606; Mr. Whealy, 688,366; all directors and executive officers as a group; 11,488,570.
(2)
Includes 8,536 shares held by Mr. Duques' wife.
(3)
Includes 20 shares held with Ms. Gold's husband in a broker-directed account.
(4)
Includes 10,000 shares held by Mr. Robinson's wife.
(5)
The percent of outstanding Common Stock beneficially owned by all directors and executive officers as a group is approximately 1.7%. The percentage beneficially owned by any director or nominee does not exceed 1%.
(6)
Richard P. Kiphart joined the Company's Board on March 1, 2004, following the Concord EFS, Inc. ("Concord") acquisition. Mr. Kiphart's Concord stock holdings converted into First Data stock on February 26, 2004 and his First Data holdings as of that date were: 3,035,759 directly owned shares and 49,551 options exercisable within 60 days of January 1, 2004. If the Concord acquisition had been completed on January 1, 2004 and if Mr. Kiphart's Concord holdings had been converted on that day, the percent of outstanding Common Stock beneficially owned by him on that day would not have exceeded 1% and the percentage owned by all directors and executive officers as a group would have been approximately 1.7%.

BOARD OF DIRECTORS

Name and Age	Principal Occupation, Business Experience and Directorships	Director Since
Daniel P. Burnham Age 57	Chairman of Raytheon Company from August 1999 to January 2004 and Chief Executive Officer from December 1998 to July 2003. Mr. Burnham joined Raytheon Company as President and Chief Operating Officer in July 1998. He is a Director of FleetBoston Financial Corporation and Green Hills Software, Inc. Mr. Burnham is a Trustee of Logistics Management Institute and a Member of The Business Council. He is past Chairman of both the President's National Security Telecommunications Advisory Committee and the National Minority Supplier Development Council.	2003
Alison Davis Age 42	Managing Partner of Tiburon Acquisition Partners, a private equity firm focused on investments in the financial services sector. Ms. Davis was Chief Financial Officer and Head of Strategy, Managing Director of Barclays Global Investors from June 2000 to March 2003. From 1993 to 2000, she was a senior partner and practice leader with A.T. Kearney, Inc. and, from 1984 to 1993, she held several positions with McKinsey & Company. Ms. Davis is a Director of Les Concierges.	2002
Henry C. Duques Age 60
	Chairman of the Company from April 1989 to January 2003, Chief Executive Officer of the Company from April 1989 to January 2002 and a director of eONE Global, LLC, a majority-owned subsidiary of the Company, since November 2000. He joined American Express in September 1987 as President and Chief Executive Officer of the Data Based Services Group of American Express Travel Related Services Company, Inc. ("TRS"), the predecessor of the Company, and served in that capacity until April 1989. Mr. Duques was Group President Financial Services and a member of the Board of Directors of Automatic Data Processing, Inc. from 1984 to 1987. He is a Director of Unisys Corporation, CheckFree Corporation, SunGard Data Systems, Inc., and Northern Trust of Florida Corp. as well as a member of the Board of Trustees of The George Washington University.	1989

Charles T. Fote Age 55
	Chairman of the Company since January 2003, President and Chief Executive Officer of the Company since January 2002. Mr. Fote served as President and Chief Operating Officer of the Company from September 1998 to January 2002. He served as Executive Vice President of the Company from its initial public offering in April 1992 until September 1998. He was a Director of the Company from the time of its formation in April 1989 as a subsidiary of American Express Company until its initial public offering. Mr. Fote also served as President of Integrated Payment Systems ("IPS") from December 1989 through December 1991. From 1985 until 1989, he was Executive Vice President of the Payment Products division of TRS, the predecessor of IPS.	2000
Jack M. Greenberg Age 61	Chairman (from May 1999) and Chief Executive Officer (from August 1998) of McDonald's Corporation until December 2002. Mr. Greenberg joined McDonald's Corporation as Executive Vice President and Chief Finance Officer and as a member of the Board of Directors in 1982. Mr. Greenberg is a Director of Abbott Laboratories, The Allstate Corporation, Hasbro, Inc. and Manpower Inc.	2003
Courtney F. Jones Age 64
	Managing Director in charge of the New World Banking Group of Bankers Trust from December 1997 to July 1999, Mr. Jones has periodically provided consulting services for various companies since 1999. He was a Managing Director in Merrill Lynch's Investment Banking Division from July 1989 to December 1990. Prior thereto, he served as Chief Financial Officer, Executive Vice President and a member of the Board of Directors for Merrill Lynch & Co. Inc. From February 1982 to September 1985, Mr. Jones served as Treasurer and Secretary of the Finance Committee of the Board of Directors of General Motors Corporation. He also was formerly a Director of General Motors Acceptance Corporation and General Motors Insurance Company.	1992

Richard P. Kiphart Age 62
	Head of Corporate Finance/Investment Banking of William Blair & Company since 1995. Mr. Kiphart joined William Blair in 1965, served in the U.S. Navy as Junior Officer in 1966, then rejoined William Blair, becoming a General Partner of the firm in 1972. He was head of Equity Trading from 1972 to 1980 and joined Corporate Finance/Investment Banking in 1980. Mr. Kiphart is Chairman of Merit Music School, which provides free music lessons to over 4,000 inner city children. He also is on the Board and Vice Chairman of the Erikson Institute, a degree granting graduate school and research school specializing in pre-school education and is Vice President on the Board of the Lyric Opera of Chicago.	2004
James D. Robinson III Age 68
	Director of eONE Global, LLC, a majority-owned subsidiary of the Company, since November 2000. He is a General Partner and co-founder of RRE Ventures, a private information technology venture investment firm and President of J.D. Robinson, Inc., a strategic advisory firm. Mr. Robinson previously served as Chairman and Chief Executive Officer and as a Director of American Express from 1977 until February 1993. He is a Director of Bristol-Myers Squibb Company, The Coca-Cola Company, Novell, Inc. and several privately owned companies. Mr. Robinson is a member of the Business Council and the Council on Foreign Relations. He is Honorary Co- Chairman of Memorial Sloan-Kettering Cancer Center, an honorary Trustee of the Brookings Institution and Chairman Emeritus of the World Travel and Tourism Council Institution.	1992
Charles T. Russell Age 74	Director of eONE Global, LLC, a majority-owned subsidiary of the Company, since November 2000. He served as President and Chief Executive Officer of both VISA International and VISA USA from 1984 to January 1994. Mr. Russell joined VISA in 1971. He serves on the Board of Visitors at the University of Pittsburgh's Joseph M. Katz School of Business.	1994

Bernard L. Schwartz Age 78
	Chairman of the Board of Directors and Chief Executive Officer of Loral Space & Communications Ltd., a high-technology company concentrating on satellite manufacturing and satellite-based services since 1996. He served as Chairman of the Board of Directors and Chief Executive Officer of Loral Corporation, a leading defense electronics business, from 1972 to 1996. Mr. Schwartz serves as a trustee of Mount Sinai-New York University Medical Center, Thirteen/WNET Educational Brodacasting Corporation, Baruch College and the Democratic Leadership Council. In addition, Mr. Schwartz has established programs to promote constructive capitalism at the School of International Studies at the Johns Hopkins University, New School University and at the Council on Foreign Relations. He also is a member of the Board of Directors of K&F Industries, Inc., and Satelites Mexicanols, S.A.	1992
Joan E. Spero Age 59
	President of the Doris Duke Charitable Foundation since January 1997. Ms. Spero was Undersecretary of State for Economic, Business and Agricultural Affairs from 1993 to 1997. From 1981 to 1993, Ms. Spero held several offices with American Express Company, the last being Executive Vice President, Corporate Affairs and Communications. Prior to that Ms. Spero was Ambassador to the United Nations for Economic and Social Affairs from 1980 to 1981 and she was an Assistant Professor at Columbia University from 1973 to 1979. Ms. Spero is a director of Delta Air Lines, Inc. and IBM. She is a member of the Board of Trustees of the Wisconsin Alumni Research Foundation, the Council on Foreign Relations and Columbia University. Ms. Spero was a member of the Board of Directors of Hercules Incorporated from 1985 to 1993 and acted as Chair of the Audit and Compensation Committees for periods of that time.	1998
Arthur F. Weinbach Age 60	Chairman and Chief Executive Officer of Automatic Data Processing Inc. ("ADP") since 1998. Mr. Weinbach joined ADP in 1980 and has served as an ADP Director since 1989. He is also a Director of Schering-Plough Corp. as well as serving on the Boards of New Jersey Seeds, New Jersey Institute of Technology and the United Way of Tri-State.	2000

GOVERNANCE OF THE COMPANY

        In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company's Second Amended and Restated Certificate of Incorporation, the Board of Directors is to consist of not less than one nor more than fifteen Directors. Directors are divided into three classes and Directors in each class are elected for a three-year term. During 2003, the Board of Directors met fifteen times (not including Committee meetings). Each of the Directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which they served during 2003, except for Mr. Schwartz who attended sixteen of twenty-four meetings for a 66.7% attendance rate.

COMPENSATION OF DIRECTORS

        Directors who are not employees of the Company or its affiliates were paid an annual retainer of $50,000. In addition, a non-employee chairperson of a standing committee receives an annual retainer of $8,000. Because of the additional time commitment required of the chairperson of the special Oversight Committee established by the Board, the chairperson of the Oversight Committee receives an annual retainer of $60,000. Non-employee directors have the option of electing to receive all or a portion of the annual retainer fees in the form of stock option grants pursuant to the First Data Corporation 1993 Director's Stock Option Plan. Non-employee directors also receive annual grants of non-qualified options pursuant to the same plan. Each non-employee director receives options for 20,000 shares of Common Stock upon commencing services as a director and options for 8,000 shares of Common Stock on the date of each annual shareholders' meeting thereafter, except that on the fourth annual shareholders' meeting after the initial grant and every third annual shareholders' meeting thereafter, instead of options for 8,000 shares, each non-employee director receives options for 28,000 shares. Each non-employee director who serves at the request of the Company on the governing board of an entity in which the Company has a significant ownership or business interest also receives options for 4,000 shares of Common Stock upon initial appointment to that board and options for 4,000 shares of Common Stock each year thereafter as long as he or she remained a non-employee director and continued to serve on such board at the request of the Company. Directors are reimbursed for their actual expenses incurred in attending Board, committee and shareholder meetings, including those for travel, meals and lodging.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Any shareholder who desires to contact the non-management directors or the other members of the Company's Board of Directors may do so by writing to: First Data Corporation, Board of Directors, 10825 Old Mill Road, Suite M-10, Omaha, Nebraska 68154. Communications that are intended specifically for non-management directors should be addressed to the attention of the Chairperson of the Corporate Governance Committee. All communications will be forwarded to the Chairperson of the Corporate Governance Committee unless the communication is specifically addressed to another member of the Board, in which case, the communication will be forwarded to that director.

        Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company's Annual Meeting of Stockholders, it encourages directors to attend. All directors attended the 2003 Annual Meeting of Stockholders.

NOMINATION OF DIRECTORS

        The Board is responsible for nominating directors for election by the shareholders and filling any vacancies on the Board that may occur. The Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. In formulating its recommendations, the Corporate Governance Committee will consider recommendations offered by any shareholder, director or officer of First Data.

  Director Qualifications

        General criteria for the nomination of director candidates include experience, high ethical standards and integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company's business environment, and willingness to devote adequate time to Board duties—all in the context of an assessment of the perceived needs of the Board at that point in time. The Board believes that independent outside directors should constitute a majority of the Board of Directors. In exercising its Director nomination responsibilities, the Committee considers women and minority candidates consistent with the Company's nondiscrimination policies. The Board also believes that it should generally have no fewer than eight and no more than fifteen directors. This range permits diversity of experience without hindering effective discussion or diminishing individual accountability. Each director is expected to ensure that other existing and planned future commitments do not materially interfere with the member's service as a Board or Committee member.

  Shareholder Nominees

        Shareholder recommendations may be submitted to the Secretary of the Company at 10825 Old Mill Road, Suite M-10, Omaha, Nebraska 68154, and they will be forwarded to the Corporate Governance Committee members for their consideration. Any such recommendation should include:

  •
  the number of shares of the Corporation held by the shareholder;

  •
  the name and address of the candidate;

  •
  a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

  •
  the candidate's signed consent to serve as a director if elected and to be named in the proxy statement.

        Once the Company receives the recommendation, the Company may request additional information from the candidate about the candidate's independence, qualifications and other information that would assist the Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company's proxy statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Committee.

INDEPENDENCE OF DIRECTORS

        The Board of Directors believes that a majority of its members are independent outside directors. A director is independent if they have had no material relationship with the Company and otherwise satisfy the independence requirements of the New York Stock Exchange. The Board believes that the following relationships are immaterial for purposes of determining independence: (i) owning or holding options to acquire First Data Common Stock, (ii) service as an officer or employee of First Data or its subsidiaries that ended more than five years ago, (iii) any prior service as an interim Chief Executive

Officer of First Data, (iv) employment or affiliation with the auditor of First Data that ended more than five years ago, (v) having a family member that is an employee but not an executive officer of First Data, (vi) any relationship that is not required to be disclosed in the Corporation's annual proxy statement, and (vii) owning part of a company in which First Data also has an ownership interest if there is no other material relationship between First Data and such company. All other relationships are reviewed on a case-by-case basis. The Board has reviewed the independence of the current directors under these standards and found Mr. Burnham, Ms. Davis, Mr. Greenberg, Mr. Jones, Mr. Russell, Mr. Schwartz, Ms. Spero, and Mr. Weinbach to be independent.

COMMITTEES OF THE BOARD OF DIRECTORS

        The members of the Audit Committee are Courtney F. Jones (Chairperson), Alison Davis and Arthur F. Weinbach. The Audit Committee consists of three or more directors each of whom the Board has determined has no material relationship with the Corporation and each of whom is otherwise "independent" under the rules of the New York Stock Exchange. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise. The Board of Directors has determined that Mr. Jones and Mr. Weinbach are audit committee financial experts as defined by Item 401(h) of Regulation S-K of the Securities and Exchange Commission. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the integrity of the Corporation's financial statements, (ii) the Corporation's compliance with legal and regulatory requirements, including the Company's disclosure controls and procedures, (iii) the independent auditor's qualifications and independence, (iv) the performance of the Corporation's internal audit function and independent auditors, and (v) the Corporation's contingency plans for business continuity.

        The Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. Once pre-approved, the services and pre-approved amounts are monitored against actual charges incurred and modified if appropriate. The Audit Committee has delegated pre-approval authority to its Chairperson when expedition of services is necessary. The Chairperson must report all such pre-approvals to the entire Audit Committee at the next committee meeting. Since May 2003, the effective date of the Securities and Exchange Commission's new rule regarding pre-approval, all audit and non-audit services provided by the independent auditor have been pre-approved. During 2003, the Audit Committee met eleven times.

        The members of the Compensation and Benefits Committee (the "Compensation Committee") are Charles T. Russell (Chairperson), Daniel P. Burnham and Bernard L. Schwartz. The Compensation Committee consists of three or more directors, each of whom the Board has determined has no material relationship with the Corporation and is otherwise independent under the rules of the New York Stock Exchange. The Compensation Committee is responsible for (i) establishing the Corporation's general compensation philosophy, and overseeing the development and implementation of compensation programs, (ii) with input from the Board of Directors, reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other management, evaluating the performance of the CEO and other management in light of those goals and objectives, and setting the CEO's and other management's compensation level based on this evaluation, (iii) administering and interpreting all salary and incentive compensation plans for officers, management and other key employees, (iv) reviewing senior management compensation, (v) reviewing management organization, development and succession planning, (vi) taking any actions relating to employee benefit, compensation, and fringe benefit plans, programs, or policies of the Corporation, (vii) appointing, monitoring and terminating named fiduciaries of employee benefit plans, (viii) establishing, overseeing and delegating authority to employee committees with respect to employee benefit plans, (ix) overseeing regulatory compliance with respect to compensation matters, (x) reviewing and approving severance or similar termination payments to any executive officer of the Company, (xi) preparing reports on executive compensation, (xii) reporting activities of the Committee to the Board of Directors on a regular basis and reviewing issues with the Board as the Committee deems appropriate, and (xiii) preparing an annual performance evaluation of the Committee. The Compensation Committee regularly consults with independent compensation advisors in performing its duties. During 2003, the Compensation Committee met five times.

        On March 5, 2003, the Board of Directors established the Corporate Governance Committee, which consists of two or more directors who have no material relationship with the Company and are otherwise independent under the rules of the New York Stock Exchange. The current members of the Corporate Governance Committee are Joan E. Spero (Chairperson), Alison Davis, Jack M. Greenberg and Bernard L. Schwartz. All the members of the Corporate Governance Committee meet the independence standards set forth in the rules of the New York Stock Exchange. The Corporate Governance Committee is responsible for (i) establishing criteria for selecting new Directors, (ii) assessing, considering and recruiting candidates to fill positions on the Board of Directors, (iii) recommending the director nominees for approval by the Board of Directors and the shareholders, (iv) establishing and recommending to the Board of Directors guidelines for the removal of directors, (v) reviewing the desirability of and recommending policies from time to time regarding term limits and mandatory retirement for directors, (vi) reviewing at least annually and recommending modifications to the Board of Directors corporate governance guidelines, (vii) advising the Board of Directors with respect to the charters, structure, operations and membership qualifications for the various Board committees of the Board of Directors, (viii) establishing and implementing self-evaluation procedures for the Board of Directors and its committees, (ix) reviewing and making recommendations regarding the succession plans relating to positions held by senior executive officers of the Company. During 2003, the Corporate Governance Committee met four times.

        The members of the Executive Committee are James D. Robinson III (Chairperson), Charles T. Fote and Courtney F. Jones. The Executive Committee meets in place of the full Board of Directors in intervals between meetings of the Board. The Committee may act on behalf of the Board of Directors on all matters permitted by the General Corporation Law of the State of Delaware. The Executive Committee met five times in 2003.

        The Oversight Committee consists of one or more directors who, in the judgment of the Board of Directors, have no material relationship with the Company and are otherwise independent under the rules of the New York Stock Exchange. The Committee's current membership consists of Courtney F. Jones (Chairperson), who also serves as Chairperson of the Audit Committee. The Oversight Committee is responsible for (i) reviewing intercompany transactions and relationships that involve potential conflicts of interest with related parties, (ii) establishing policies and procedures regarding relationships with related parties, (iii) reviewing compliance with such policies and procedures, and (iv) approving in advance transactions or relationships involving an actual or potential conflict of interest between the Company and related parties in cases in which management or the Committee deems approval is required to protect the interests of shareholders of the Company. During 2003, the Oversight Committee met five times.

        The non-management directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. The Chairperson of the Corporate Governance Committee, currently Ms. Spero, is the presiding director at these meetings.

        Each committee operates under a charter approved by the Board. Committee charters are posted on the Company's web site at http://ir.firstdata.com/governance.cfm. In addition, the Audit Committee charter is included as Exhibit A to this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements of the Company and its subsidiaries set forth in the Company's 2003 Annual Report to Shareholders and the Company's Annual Report on Form 10-K for the year ended December 31, 2003 with management of the Company. The Audit Committee also discussed with Ernst & Young LLP, independent auditors for the Company, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. The Statement on Auditing Standards No. 61 communications include, among other items, matters relating to the conduct of an audit of the Company's financial statements under generally accepted auditing standards.

        The Audit Committee has received the written communication from Ernst & Young LLP required by Independence Standards Board Standard No. 1, has considered the compatibility of nonaudit services with the auditors' independence, and has discussed with Ernst & Young LLP their independence from the Company.

        In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Courtney F. Jones (Chairperson)
Joan E. Spero
Arthur F. Weinbach

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

        The Corporate Governance Committee of the Board of Directors of the Company (i) identifies and recommends to the Board nominees for election as directors at each annual meeting of shareholders and to fill vacancies on the Board, (ii) develops and recommends to the Board corporate governance principles applicable to the Company, and (iii) establishes evaluation procedures for the Board and its committees that conduct self-evaluations.

        The Corporate Governance Committee seeks to identify and recommend governance policies that reflect best practices among corporations, conform with legislative and regulatory requirements, and are in the best interest of the Company. In fulfilling that responsibility, the Committee periodically reviews the governance practices of the Company against the standards of practice of other companies as well as practices recommended by outside experts.

        In fulfilling its responsibilities to identify and recommend directors, the Corporate Governance Committee will review any candidate recommended by the shareholders of the Company in light of the Committee's criteria for selection of new Directors. The Corporate Governance Committee seeks to create a Board that defines and enforces standards of accountability that enable executive management to execute their responsibilities fully and in the interests of shareholders. Nominees for director are selected on the basis of their strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the Board (including its size and structure) and principles of diversity. In exercising its Director nomination responsibilities, the Committee considers women and minority candidates consistent with the Company's nondiscrimination policies.

        From time to time, the Company has engaged third parties to identify potential candidates, gather information regarding potential candidates, and provide an evaluation of such candidates. The Company may continue to engage such third parties in the future.

CORPORATE GOVERNANCE COMMITTEE
Joan E. Spero (Chairperson)
Alison Davis
Bernard L. Schwartz

REPORT OF THE OVERSIGHT COMMITTEE

        The Oversight Committee assists the Board of Directors of the Company in overseeing certain transactions between the Company and related parties, including partially-owned affiliates of the Company, to protect the interests of the Company. In reviewing transactions and creating policies and procedures, the Oversight Committee considers a number of factors, including the interests of the Company, the significant investment that the Company has made in partially-owned entities, the importance of the business objectives of these partially-owned entities to the Company and the present and future value of the related parties to the Company.

OVERSIGHT COMMITTEE
Courtney F. Jones (Chairperson)

EXECUTIVE COMPENSATION REPORT BY THE COMPENSATION
AND BENEFITS COMMITTEE

        The Compensation and Benefits Committee (the "Committee") consists of four independent, non-employee directors. The Committee establishes executive compensation policies and employee benefits plans for senior executives. It also sets the incentive award targets and performance metrics for senior management, including the Named Executives.

        Compensation Philosophy.    First Data operates in a competitive and rapidly changing industry. The Company's executive compensation programs are designed to attract, retain and motivate executives who possess the high-quality skills and talents necessary to grow and transform the business. These programs are also designed to reflect the Company's belief that the interests of its Chief Executive Officer ("CEO") and senior management should be aligned with those of the shareholders.

        In furtherance of its objectives, the Committee has structured the CEO and senior management's total compensation as a combination of base salary, annual incentive compensation, stock options, restricted stock and a long-term incentive award. For these executives, the Committee has determined that a significant portion of total compensation should be comprised of "at-risk," performance-based components. The at-risk components are structured to reward results that benefit shareholders and are not earned unless specific, pre-established goals are met. In support of this, a special equity grant which vests over time was made in 2004 to retain and motivate the highest performing members of senior management. This included 100,000 non-qualified stock options granted in the aggregate to two members of the Company's Executive Committee and 460,000 restricted stock awards granted in the aggregate to the CEO and seven other Executive Committee members.

        The Committee sets executive compensation at appropriate and competitive levels. The Committee relies on market data provided by surveys conducted by external compensation consultants when doing this. The Committee directly engages an independent external compensation consultant in this regard. The Committee's philosophy is that base salary and annual incentive compensation should be competitive with the market, and that long-term incentive compensation should directly align with the value created for shareholders, based upon the Company's financial performance both as a whole and relative to specific targets.

        Base Salary.    It is the Committee's policy, in setting total compensation, that while base salary should remain competitive, annual and long-term incentive compensation should be emphasized. The base salaries of the CEO and other Named Executives are targeted at the median of the market. The Committee targets the total cash compensation (base salary plus annual incentive compensation) to be paid when pre-established performance goals are achieved to be between the 50th and 75th percentile of market.

        Annual Incentive Compensation.    The Senior Executive Incentive Plan approved by shareholders provides an annual incentive opportunity for the CEO based on the achievement of aggressive improvements in performance of Company earnings before interest expense and taxes ("EBIT"). For 2003, the Committee also included the Company's earnings per share as an additional performance objective, which may reduce the amount otherwise payable under this Plan. This Plan is designed to focus attention and efforts on both of these important financial measurements. The Company's EBIT for 2003 did not meet the performance threshold and no payout was made under the plan.

        For executive management, except Mr. Fote, the Company adopted an incentive compensation plan with annual bonus targets payable if specific goals are achieved. The annual incentive opportunity is based on the overall financial performance of the Company, financial performance of a business unit or units, and achievement of the executive's individual performance objectives. The purpose of this incentive compensation plan is to tie a significant portion of annual pay directly to key financial results and other important objectives.

        Stock Options.    The Committee has established an option grant program under which the number of option grants made to the Named Executives and other senior management is performance driven. In 2003, the CEO was eligible for up to 200,000 options and each of the other Named Executives was eligible for a maximum grant of 75,000 options.

        Long-Term Incentive Compensation.    Because the Committee considers a long-term orientation essential for the CEO and members of executive management, a major part of their total incentive compensation is based on the Company's Shareholder Value Plan which was approved by shareholders. Under the plan, performance units are awarded each year at the beginning of a two-year performance period. The value of the performance unit awards is determined at the end of this period by measuring the Company's total shareholder return compared to the total shareholder return of the companies in the S&P 500 Index over the same period (subject to the Committee's discretion to adjust downward). It is required that the total shareholder return on the Company's common stock exceed that of 50% of the companies in the S&P 500 index to trigger a payout. The awards reach their maximum value if the percentage increase in the price of the Company's common stock, plus dividends, exceeds that of 75% of the companies in the S&P 500 Index. This award amount is banked for an additional two-year period and increases annually by an amount equal to 50% of the Company's return on equity percentage or, if the return on equity is negative, decreases by an amount equal to 100% of the Company's return on equity percentage.

        The increase in the Company's common stock during the performance period beginning January 1, 2002 and ending December 31, 2003 was at the 40th percentile of the companies in the S&P 500 Index resulting in $0 unit value award to Mr. Fote and other Named Executives.

        Performance Reviews.    Although both the CEO's annual and long-term incentive awards are formula driven (subject to the Committee's discretion to make a downward adjustment), the Committee has a formal process for providing performance review and feedback to Mr. Fote. In reviewing Mr. Fote's 2003 performance, the Board acknowledged his accomplishments in recognizing the need to further transform First Data in the future, and, as a result, completed all the steps necessary to close the Concord merger early in 2004. Additionally in 2003, the Company continued to generate extremely strong cash flow from operations of approximately $2 billion with double-digit earnings per share growth consistent with prior years. For this performance, they awarded him a discretionary bonus of $750,000. For each year, the outside Board members and Mr. Fote mutually develop goals for him in several major areas. Similarly, Mr. Fote reviews his assessment of each of the other Named Executives with the outside Board members and receives their input. Mr. Fote then meets with each of the Named Executives to discuss performance and set performance goals for the year.

        Policy on Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code limits the Company's tax deduction to $1 million for compensation paid to any of the Named Executives unless certain requirements are met. The Company's 1992 and 2002 Long-Term Incentive Plans, Shareholder Value Plan, and the Company's Senior Executive Annual Incentive Plan are designed to meet those requirements. The Committee generally administers these programs to obtain full deductibility of executive compensation under Section 162(m) unless it determines that to do so would not be in the best interest of the Company and its shareholders, for example the increase of the CEO's base salary to $1.1million for 2004 and the discretionary bonus detailed above.

COMPENSATION AND BENEFITS COMMITTEE
Charles T. Russell (Chairperson)
Bernard L. Schwartz
Alison Davis
Daniel P. Burnham

SUMMARY COMPENSATION TABLE

        The following table shows the cash and other compensation paid or earned and certain long-term awards made to the Named Executives for all services to the Company in all capacities for 2003, 2002, and 2001.

		Annual Compensation				Long-Term Compensation
						Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)		LTIP Payouts ($)		All Other Compensation ($)(1)
Charles T. Fote Chairman and Chief Executive Officer	2003 2002 2001	1,000,000 1,000,000 702,693	750,000 832,000 720,000	0 84,011 0	(2)	200,000 0 1,150,000	(5)	2,626,978 467,989 0	(3) (4)	432,865 111,831 109,588
Pamela H. Patsley Senior Executive Vice President	2003 2002 2001	500,000 495,833 472,692	291,667 372,000 232,000	316,903 220,821 0	(6) (6)	60,000 70,000 100,000	(5) (5)	985,117 0 0	(3)	58,401 22,005 12,766
Christina A. Gold Senior Executive Vice President	2003 2002 2001	500,000 310,897 0	480,000 400,000 0	54,380 122,542 0	(6) (6)	75,000 150,000 0	(5)	0 0 0		11,005 748 0
Scott H. Betts Executive Vice President	2003 2002 2001	475,000 418,878 72,346	261,363 283,077 200,000	0 73,970 42,031	(6) (6)	60,000 80,000 100,000	(5) (5)	0 0 0		23,738 4,191 0
Michael T. Whealy Executive Vice President, Chief Administrative Officer, Secretary, and General Counsel	2003 2002 2001	475,000 470,833 443,462	235,025 318,150 420,000	0 31,058 126,346	(6) (6)	60,000 80,000 100,000	(5) (5)	985,117 467,989 0	(3) (4)	177,221 107,417 78,338
Kimberly S. Patmore Executive Vice President and Chief Financial Officer	2003 2002 2001	475,000 466,667 418,365	235,025 318,150 420,000	0 75,123 0	(2)	60,000 80,000 100,000	(5) (5)	985,117 0 0	(3)	175,642 84,189 67,871

(1)
Amounts shown include Company contributions to defined contribution plans and the dollar value of above market interest accrued on the Supplemental Incentive Savings Plan. For 2003, these amounts were, respectively, as follows: Mr. Fote: $419,144/$13,721, Ms. Patsley: $56,964/$1,437, Ms. Gold: $9,375/$1,630, Mr. Betts: $22,742/$996, Mr. Whealy $168,157/$9,064 and Ms. Patmore: $167,157/$8,485.
(2)
Amounts shown for Mr. Fote and Ms. Patmore include Country Club membership expenses and were respectively as follows: Mr. Fote: $79,904 and Ms. Patmore: $68,634.
(3)
2003 LTIP Payout Awards for Mr. Fote, Ms. Patsley, Mr. Whealy and Ms. Patmore represent amounts "banked" at the end of the two-year performance period which ended December 31, 2000.
(4)
2002 LTIP Payout Awards for Messrs. Fote and Whealy represent amounts "banked" at the end of the two-year performance period which ended December 31, 1999.
(5)
All share amounts reflect the Company's 2-for-1 stock split on June 4, 2002.
(6)
Relocation, moving expenses and associated reimbursement amounts.

OPTION GRANTS IN 2003

        The following table contains information concerning options to purchase common stock of the Company under the First Data Corporation 2002 Long-Term Incentive Plans that were granted to each of the Named Executives during 2003.

	Individual Grants
Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in 2003(1)	Exercise or Base Price ($/share)	Expiration Date	Grant Date Present Value(2)
Charles T. Fote	200,000	(3)	1.91	34.31	02/05/13	2,481,580
Pamela H. Patsley	60,000	(3)	0.57	34.31	02/05/13	744,474
Christina A. Gold	75,000	(3)	0.72	34.31	02/05/13	930,593
Scott H. Betts	60,000	(3)	0.57	34.31	02/05/13	744,474
Michael T. Whealy	60,000	(3)	0.57	34.31	02/05/13	744,474
Kimberly S. Patmore	60,000	(3)	0.57	34.31	02/05/13	744,474

(1)
Based on options to purchase an aggregate of 10,444,667 shares granted to employees under the First Data Corporation 1992 and 2002 Long-Term Incentive Plans during 2003.
(2)
These values were calculated using the Black-Scholes single option-pricing model, a formula widely used and accepted for valuing traded stock options. The model is based on immediate exercisability and transferability, which are not features of the options shown in the table. Any ultimate value will depend on the market value of the Company's stock at a future date. The following assumptions were used to calculate the values for grants under the First Data Corporation 2002 Long-Term Incentive Plan: estimated future dividend yield of .223%; expected price volatility of 37.00%; weighted average risk-free rate of return of 2.86%; and option holding period of 5 years.
(3)
Options were granted under the First Data Corporation 2002 Long-Term Incentive Plan and carry an exercise price of 100% of the fair-market value of the underlying common stock on the date of grant and become exercisable in increments of one-fourth each year beginning on the first anniversary of the date of the grant.

AGGREGATED OPTION EXERCISES IN 2003 AND
YEAR-END 2003 OPTION VALUES

        The following table sets forth information for the Named Executives regarding the exercise of stock options during 2003 and unexercised stock options held as of the end of 2003:

			Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)
Charles T. Fote	0	0	2,757,084	812,500	45,453,572	4,174,023
Pamela H. Patsley	0	0	292,500	237,500	4,286,443	2,204,098
Christina A. Gold	0	0	37,500	187,500	14,531	543,844
Scott H. Betts	0	0	70,000	170,000	339,000	742,450
Michael T. Whealy	0	0	603,366	195,000	11,037,462	1,362,715
Kimberly S. Patmore	0	0	309,000	185,000	6,045,903	1,256,900

(1)
The amounts shown for options granted under the First Data Corporation 1992 and 2002 Long-Term Incentive Plan reflect the $40.9800 fair market value of the Company's stock on December 31, 2003 less the option exercise price, but they do not reflect the impact of taxes.

LONG-TERM INCENTIVE PLANS — GRANTS IN 2003

        The following table sets forth information regarding grants made in 2003 under the Shareholder Value Plan to the Named Executives for the four-year period beginning January 1, 2003.

			Estimated Future Payouts under Non-Stock Price-Based Plans
	Number of Shares, Units or Other Rights(#)(1)	Performances or Other Period Until Maturation or Payout
Name			Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)
Charles T. Fote	0	4 years	660,000	N/A	3,600,000
Pamela H. Patsley	0	4 years	275,000	N/A	900,000
Christina A. Gold	0	4 years	275,000	N/A	900,000
Scott H. Betts	0	4 years	250,000	N/A	750,000
Michael T. Whealy	0	4 years	250,000	N/A	750,000
Kimberly S. Patmore	0	4 years	250,000	N/A	750,000

(1)
The Company's long-term incentives under the Shareholder Value Plan are not based on shares, units or rights. Under the terms of the plan, at the end of a two-year performance period, a unit value, i.e. the award, is established for each executive based on the performance of the Company's Common Stock as compared to the performance of companies in the S&P 500 Index, subject to the Committee's discretion to reduce the award produced by the formula based on factors it determines in its discretion. Those unit values or awards are banked for an additional two-year period, until payout of the award, during which time the amount will be increased by a percentage equal to 50% of the shareholders' return on equity each year, or, if return on equity is negative, decreased by a percentage equal to 100% of the shareholders' return on equity each year. For the two-year performance period ended December 31, 2003, the formula produced a unit value of $0 for Messrs. Fote, Patsley, Gold, Betts, Whealy and Patmore.
(2)
Two thresholds must be met before any unit value is established for any of the Named Executives. First, the rate of total shareholders' return must exceed the average two-year treasury note rate of return for the 60-day period prior to the performance period. Second, no unit value is established if the percentage increase in the Common Stock price, plus dividends, does not exceed the percentage increase of at least 50% of the companies in the S&P 500 Index. Amounts shown are the unit values, which would be established under the plan formula applicable to each executive if the thresholds are met, but not exceeded. As noted in footnote (1), these amounts will increase or decrease during the two-year banking period after they are set based on the Company's return on equity.
(3)
No performance level or pay level has been identified as a target.
(4)
Amounts shown are the maximum unit values, which may be established at the end of the performance period. The ultimate payout is determined by the Company's return on equity over the two-year banking period after the unit value is established, and may be greater or less than the amount shown. No limit has been placed on the potential increase or decrease.

RETIREMENT PLANS

        The Company's defined benefit retirement plans were frozen in 1997. Each of the Named Executives has a frozen benefit which would provide for an annual payment at age 65 of approximately: $97,246 for Mr. Fote, $5,618 for Mr. Whealy, and $2,168 for Ms. Patmore.

        All of the Company's Named Executives participate in the Company's defined contribution plans. The Company's contributions to its defined contribution plans on behalf of the Named Executives are shown in the "All Other Compensation" column of the Summary Compensation Table.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding equity compensation plans of the Company as of December 31, 2003.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders(1)	60,088,286		$29.99	67,879,212	(2)
Equity compensation plans not approved by security holders	200,000	(3)	50.00	0

Total(4)	60,288,286		30.06	67,879,212

(1)
Consists of the Company's 1992 Long-Term Incentive Plan, 2002 Long-Term Incentive Plan, Employee Stock Purchase Plan and 1993 Director's Stock Option Plan.
(2)
Includes the Company's Employee Stock Purchase Plan, which has 4,803,314 shares available for future issuance.
(3)
A warrant was issued to a customer to purchase 200,000 shares of common stock at a exercise price of $50.00 which may be exercised from June 4, 2006 through June 4, 2009. The price and dates are subject to adjustment, acceleration or extension upon the occurrence of certain events.
(4)
There also are 19,032 shares issuable at an average exercise price of $7.44 under an equity compensation plan assumed by the Company in connection with the merger of First Financial Management Corporation with a subsidiary of the Company.

CHIEF EXECUTIVE OFFICER SUCCESSION ARRANGEMENT WITH MR. DUQUES

        In connection with the Chief Executive Officer succession, Mr. Duques became a non-executive employee of the Company on January 1, 2002 and performed certain duties in that capacity until April 2003. During fiscal 2003, Mr. Duques (1) received a salary of $333,333, (2) was reimbursed for expenses he incurred when on Company business at our request, and (3) was provided access to Company services when he was on Company business at our request. Mr. Duques forfeited all options that he held that had not vested by the date he left his employment with the Company. Any options that did vest must be exercised within three years of his last date of employment with the Company as provided by the Company's 1992 Long-Term Incentive Plan.

        In accordance with the terms of the Company's Shareholder Value Plan that was approved by shareholders, an award of $3,600,000 was banked on January 1, 2003 for the two-year period beginning January 1, 2001. Mr. Duques also received payouts under the Company's Shareholder Value Plan of $4,728,560 in 2003 for an award that was banked under the Plan at the end of the two-year performance period ended December 31, 2000 and $4,950,208 for an award that was banked under the Plan at the end of the two-year performance period ended December 31, 2001. All payouts under the Shareholder Value Plan and deferred compensation programs in which he participated are made in accordance with the terms of the plans and the elections previously made by Mr. Duques.

        As previously described in the 2002 Proxy Statement, the Company will provide Mr. Duques with financial consulting services for three years after the date he left employment with the Company. In addition, the Company transferred to Mr. Duques his executive split dollar life insurance policy with a cash value of $267,468 pursuant to the original terms of the policy. This policy was in place prior to the Company's initial public offering in 1992. Mr. Duques may retain the life insurance coverage or cash out any value in the policy. There were no changes to these arrangements from those previously disclosed.

PERFORMANCE GRAPH

        The following graph compares the yearly percentage change in cumulative total shareholder return on Common Stock of the Company since December 31, 1998 with the cumulative total return over the same period for (i) the S&P 500 Index, and (ii) a peer group selected by the Company. The peer group is composed of the following eleven computer services companies with market capitalizations over one billion dollars: Automatic Data Processing Inc.; Ceridian Corporation; Certegy Inc.; Computer Sciences Corporation; DST Systems, Inc.; Electronic Data Systems Corporation; Equifax Inc.; Fiserv, Inc.; Paychex, Inc.; SunGard Data Systems, Inc.; and Total System Services, Inc. (the "Peer Group").

        Pursuant to rules of the Securities and Exchange Commission ("SEC"), the comparison assumes $100 was invested on January 1, 1999 in the Company's Common Stock and in each of the indices and assumes reinvestment of dividends, if any. Also pursuant to SEC rules, the returns of each of the companies in the peer group are weighted according to the respective company's stock market capitalization at the beginning of each period for which a return is indicated. Historic stock price is not indicative of future stock price performance.

	FIRST DATA	PEER GROUP	S&P 500
12/31/1998	100.00	100.00	100.00
12/31/1999	154.97	111.68	121.04
12/31/2000	165.87	146.18	110.02
12/31/2001	247.29	140.50	96.95
12/31/2002	223.69	86.18	75.52
12/31/2003	260.10	106.39	97.18

CERTAIN TRANSACTIONS AND OTHER MATTERS

        In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also directors or officers of the Company or a subsidiary. Transactions with such corporations and financial institutions are conducted on an arm's-length basis and may not come to the attention of the directors or officers of the Company or of the other corporations or financial institutions involved.

        RRE Ventures.    In the fourth quarter of 1996, the Company made a commitment to invest up to $3 million as a limited partner in RRE Investors, L.P. As of December 31, 2000, the commitment had been fully funded, however, capital that has been called and distributed within an eighteen-month period is subject to recall. Distributions through December 31, 2003 total $4,772,461. The Company is required to pay RRE Advisors, LLC an annual management fee of 2% of its capital commitment as well as its pro rata share of certain organizational and other expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of all distributions after satisfaction of certain distribution preferences in favor of the limited partners. The Company contributed this investment to eONE Global, LP, a majority owned subsidiary, in November 2000. During 2003, eONE Global, LP incurred $25,580 in management fees.

        In the second quarter of 1999, the Company made a commitment to invest up to $5 million as a limited partner in RRE Ventures II, L.P. The Company contributed this investment to eONE Global, LP, a majority owned subsidiary, in November 2000. As of December 31, 2003, 88.12% of the commitment had been funded. Distributions through December 31, 2003 total $808,831. eONE Global is required to pay RRE Advisors, LLC an annual management fee of 2.5% of its capital commitment as well as its pro rata share of certain organizational and other expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of all distributions after satisfaction of certain distribution preferences in favor of the limited partners. During 2003, eONE Global incurred $125,000 in management fees and $10,556 in other expenses.

        In the second quarter of 2001, eONE Global, LP, a majority owned subsidiary of the Company, made a commitment to invest up to $1 million as a limited partner in RRE Ventures III-A, L.P. As of December 31, 2003, the Company had funded 22.59% of the commitment. The Company is required to pay RRE Advisors, LLC an annual management fee of 2.5% of its capital commitment as well as its pro rata share of certain organizational and other expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of all distributions after satisfaction of certain distribution preferences in favor of the limited partners. During 2003, the Company incurred $25,000 in management fees and $1,224 in other expenses.

        The Company, RRE Ventures II, L.P., RRE Ventures Fund II, L.P. and other third-party investors own equity securities issued by e-Duction Inc. RRE Ventures II, L.P., and RRE Ventures Fund II, L.P. also hold warrants to purchase e-Duction common stock. In March 2003, RRE Ventures II, L.P., the Company and other third parties purchased $6.0 million of senior secured convertible bridge notes from e-Duction and received warrants to purchase e-Duction common stock upon issuance of the notes. First Data's portion of the note is $2.4 million.

        Mr. Robinson, a director of the Company, and members of his family control and have equity interests in RRE Investors, L.P.; RRE Ventures II, L.P.; RRE Ventures III-A, L.P.; and RRE Advisors, LLC. Prior to authorizing the investments as described above, Mr. Robinson's interests in the transactions were disclosed to the Board or the Oversight Committee of the Board and the Board or Oversight Committee unanimously approved the transactions.

        William Blair & Company LLC.    Concord EFS, Inc. ("Concord") hired William Blair & Company LLC to provide a fairness opinion in connection with the merger of Concord into a subsidiary of the

Company. Pursuant to a letter agreement dated February 20, 2003, Concord paid William Blair a fee of $1,500,000 upon the delivery of its opinion, dated April 1, 2003, as to the fairness, from a financial point of view, of the exchange ratio in the original merger agreement. Under the terms of the letter agreement, William Blair received an additional fee of $9,500,000 upon the completion of the merger on February 26, 2004. In addition, Concord reimbursed William Blair for all of its out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services and will indemnify William Blair against potential liabilities arising out of its engagement. Richard P. Kiphart, who was the non-executive chairman of the board of directors of Concord, is the manager of the corporate finance department and a principal at William Blair & Company, L.L.C.

        Employment Agreement.    In 2003, Robert Levenson, a former director who resigned in April 2003, received $139,162 for services he performed as an employee of the Company.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

        On July 15, 2003, Loral Space & Communications Ltd. ("Loral") and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. On February 15, 2002, Globalstar, L.P. ("Globalstar") and certain of its direct subsidiaries filed voluntary petitions under Chapter 11 of Title 11, United States Code in the United States Bankruptcy Court for the District of Delaware. Bernard L. Schwartz, a director of the Company, is Chairman of the Board of Directors and Chief Executive Officer of Loral and was an executive officer of Globalstar. Loral and its subsidiaries continue to manage their properties and operate their businesses as "debtors-in-possession" under the jurisdiction of the U.S. Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. Also on July 15, 2003, Loral filed a parallel insolvency proceeding in the Supreme Court of Bermuda (the "Bermuda Court"). The Bermuda Court granted certain principals of KPMG LLP the power to oversee the continuation and reorganization of Loral's businesses under the control of its board of directors and under the supervision of the U.S. Bankruptcy Court and the Bermuda Court.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock ("Section 16 Persons") to file reports of ownership and changes in ownership in the Company's Common Stock with the SEC and the New York Stock Exchange. One such report in 2003 with respect to the sale of 631 shares of the Company's Common Stock by Michael C. Yerington inadvertently was filed late. Based on the Company's records and other information, with the one exception noted above, the Company believes that all Section 16(a) filing requirements for the Section 16 Persons have been complied with during or with respect to the fiscal year ended December 31, 2003.

PRINCIPAL HOLDERS OF COMMON STOCK

        The following table sets forth, based on the number of shares outstanding as of December 31, 2003, the percentage of ownership of the Common Stock by the persons believed by the Company to own beneficially more than 5% of the Common Stock based solely upon filings with the Securities and Exchange Commission.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
FMR Corp.(1) 82 Devonshire Street Boston, Massachusetts 02109	51,129,879	7.016%

(1)
A Schedule 13G dated February 16, 2004, was filed by FMR Corp. on behalf of itself, its direct and indirect subsidiaries, Edward C. Johnson 3d, Abigail P. Johnson, and Fidelity Management & Research Company.
(2)
FMR Corp. indicated in the Schedule 13G dated February 16, 2004 that it had sole power to vote or to direct the vote of 9,424,724 shares and the sole power to dispose or to direct the disposition of 51,129,879 shares.

* * *

        You are urged to mark, date, sign and return the enclosed Proxy Card in the prepaid envelope provided for such purpose or follow any alternative voting procedure described on the Proxy Card. Your prompt action may save the Company the expense of a second mailing.

        We encourage all shareholders to attend the Annual Meeting of Stockholders on May 19, 2004. If, due to a disability, you desire this document in an alternative, accessible format or you will need special assistance at the meeting, please contact the Corporate Secretary.

CHARLES T. FOTE Chairman

Exhibit A

AUDIT COMMITTEE CHARTER

I.     PURPOSE AND ORGANIZATION

        The purpose of the Audit Committee of the Board of Directors is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the integrity of the Corporation's financial statements, (ii) the Corporation's compliance with legal and regulatory requirements, including the Company's disclosure controls and procedures, (iii) the independent auditor's qualifications and independence, (iv) the performance of the Corporation's internal audit function and independent auditors, and (v) the Corporation's contingency plans for business continuity. The Committee also must prepare the report that is required to be included in the annual proxy statement pursuant to the rules of the Securities and Exchange Commission.

        The Committee shall consist of three or more directors each of whom the Board has determined has no material relationship with the Corporation and each of whom is otherwise "independent" under the rules of the New York Stock Exchange. The Board also shall determine that each member is financially literate, and that at least one member has accounting or related financial management expertise. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.

        Members and the Chairperson shall be appointed by the Board for such term as the Board may determine, and shall serve at the pleasure of the Board.

        The function of the Committee is oversight. The Committee does not prepare financial statements or disclosures or perform audits, and its members are not auditors and do not certify the Corporation's financial statements. These tasks are performed by management, the internal auditors or the independent auditors of the Corporation.

        The Committee shall meet at least once every fiscal quarter. The Committee periodically should meet separately with management, the manager of the internal audit department and the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of the Corporation, or any outside counsel or independent auditors of the Corporation to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Each year the Committee shall establish a schedule of meetings; additional meetings may be scheduled as required.

        A quorum at any Committee meeting shall be at least two members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except as provided herein (or where only two members are present, by unanimous vote). Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

        The Chairperson of the Committee shall be responsible for establishing the agendas for meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee's discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board of Directors. The Committee shall make regular reports to the Board of Directors.

II.    COMMITTEE DUTIES AND RESPONSIBILITIES

        The Committee shall have the following duties and responsibilities and such other duties and responsibilities as the Committee deems appropriate to assist the Board in fulfilling the oversight responsibilities outlined in Section I. Except as otherwise noted, the Committee will determine the frequency with which it will perform the following enumerated duties and responsibilities as necessary to discharge its function.

        A.    With respect to the independent auditors

    1.
    Retain and terminate the independent auditors (subject, if applicable, to shareholder ratification) and review the performance of the independent auditors annually.

    2.
    Review and discuss with the independent auditors their audit procedures, the planned scope of the annual audit, all audit engagement fees and terms which shall be approved by the Committee, the independent auditors' report of audit, the accompanying management letter, if any, and management's responses thereto. In addition, review and approve all significant non-audit engagements.

    3.
    On an annual basis, review and discuss with the independent auditors all relationships the independent auditors have with the Corporation in order to evaluate the auditor's independence. The Committee shall: (i) ensure that the independent auditors submit to the Committee on an annual basis a written statement (consistent with Independent Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent auditors; (ii) discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the independent auditors; and (iii) satisfy itself as to the independence of the independent auditors.

    4.
    Review the qualifications, performance and independence of the lead audit partner of the independent auditors.

    5.
    Discuss with management the timing and process for implementing the rotation of the lead audit partner and the reviewing partner.

    6.
    At least annually, obtain and review an annual report from the independent auditors describing (i) the independent auditors' internal quality control procedures, (ii) any material issues raised by the most recent internal quality control or peer review of the independent auditors, (iii) any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and (iv) any steps taken to deal with any such issues.

    7.
    Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Committee, as the shareholders' representatives.

        B.    With respect to financial reporting

    8.
    Review and discuss with management, independent auditors and internal auditors the annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    9.
    Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

    10.
    Discuss with the independent auditors (i) any significant matters arising from any audit, (ii) any difficulties encountered by the independent auditors in the course of the audit, (iii) any restrictions on their activities or access to requested information, (iv) any significant disagreements with management, and (v) management's response to each.

    11.
    Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles.

    12.
    Review any major issues as to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material control deficiencies.

    13.
    Review analyses prepared by management or independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

    14.
    Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

    15.
    Discuss with the independent auditors their judgments about the quality, appropriateness and acceptability of the Corporation's accounting principles and financial disclosure practices, as well as the completeness and accuracy of the Corporation's financial statements.

    16.
    Recommend to the Corporation's Board of Directors whether the audited financial statements should be included in the Corporation's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

    17.
    Prepare any report or other disclosures required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement and any other Committee report required by applicable securities laws or stock exchange requirements.

    18.
    Discuss the types of financial information to be disclosed and presentations to be made in earnings press releases and provided to analysts and rating agencies.

    19.
    Review related-party transactions for financial disclosure purposes.

    20.
    Review funding status and potential liabilities regarding the Corporation's employee benefit plan to ensure the adequacy of the Corporation's financial reporting.

    21.
    Review and discuss management's, the internal auditors' and the independent auditor's assessment of the Corporation's exposure to risk and the guidelines and policies to manage such risk, and to discuss the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

    22.
    Review with management the Corporation's disclosure controls and procedures, and quarterly review management's conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

        C.    With respect to the internal auditing function and internal controls

    23.
    Review (i) the appointment and replacement of the head of the internal auditing department, (ii) the experience and qualifications of the senior members of the internal auditing department and (iii) the quality control procedures of the internal auditors.

    24.
    Review the planned scope and results of the Corporation's internal audit examinations and assessments.

    25.
    Consult with management, the internal auditors and the independent auditors regarding (i) the adequacy of the Corporation's internal accounting controls, (ii) the adequacy, effectiveness and efficiency of the Corporation's internal audit staff, and (iii) the responsibilities, budget and staffing needs of the internal auditing department.

        D.    Other

    26.
    Review and reassess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

    27.
    Review any significant legal, compliance or regulatory matters that may have a material effect on the Corporation's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.

    28.
    Consult with management, the internal auditors and the independent auditors regarding the procedures to insure compliance with laws and regulations to which the Corporation is subject.

    29.
    As appropriate, review and direct the investigation of possible violations of law and of the Corporation's Code of Conduct, retain outside counsel and other experts to assist in such investigations and direct that appropriate remedial steps are taken if such violations are detected.

    30.
    Establish hiring policies for employees or former employees of the independent auditors.

    31.
    Report the activities of the Committee to the Board of Directors on a regular basis and review issues with the Board as the Committee deems appropriate.

    32.
    Prepare and review with the Board an annual performance evaluation of the Committee in a manner consistent with the directions of the Corporate Governance Committee.

    33.
    Review programs established by management to monitor compliance with the Corporation's Code of Conduct and approve any waiver of the code for directors or executive officers.

    34.
    Take any action necessary to fulfill its duties and responsibilities as a Qualified Legal Compliance Committee pursuant to Part 205 to Title 17, Chapter II of the Federal Code of Regulations, including each of the following.

    •
    Adopt written procedures for the confidential receipt, retention, and consideration of any report of evidence of a material violation under Part 205.

    •
    Inform the Corporation's General Counsel and Chief Executive Officer (or the equivalents thereof) of any report of evidence of a material violation (except in the circumstances described in Part 205.3(b)(4)).

      •
      Make determinations whether an investigation is necessary regarding any report of evidence of a material violation by the issuer, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate, to:

      (A)
      Notify the full Board of Directors;

      (B)
      Initiate an investigation, which may be conducted either by the Corporation's attorneys or by outside attorneys; and

      (C)
      Retain such additional expert personnel as the Committee deems necessary.

      •
      At the conclusion of any such investigation, to:

      (A)
      Recommend, by majority vote, that the Corporation implement an appropriate response to evidence of a material violation; and

      (B)
      Inform the General Counsel and the Chief Executive Officer (or the equivalents thereof) and the Board of Directors of the results of any such investigation and the appropriate remedial measures to be adopted.

      •
      Take all other appropriate action, including the authority to notify the Securities and Exchange Commission in the event that the Corporation fails in any material respect to implement an appropriate response that the Committee has recommended.

III.  DELEGATION TO SUBCOMMITTEE

        The Committee may delegate a portion of its duties and responsibilities to a subcommittee of the Committee.

IV.    RESOURCES AND AUTHORITY

        The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts as it deems appropriate, without seeking approval of the Board or management.

COMPANY #

There are three ways to vote your proxy

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK — EASY — IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 18, 2004.

•
Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — HTTP://WWW.EPROXY.COM/FDC/ — QUICK — EASY — IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 18, 2004.

•
Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to First Data Corporation, c/o Shareowner Services-SM-, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone or internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Henry C. Duques	02 Charles T. Fote	☐	Vote FOR	☐	Vote WITHHELD
		03 Richard P. Kiphart	04 Joan E. Spero		all nominees (except as marked)		from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2004.			☐ For ☐ Against ☐ Abstain
Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, adminis trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

FIRST DATA CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 19, 2004

FIRST DATA CORPORATION (FDC)	proxy

This Proxy is solicited by the Board of Directors of First Data Corporation (FDC) for use at the Annual Meeting on May 19, 2004.

By signing this proxy, you revoke all prior proxies and appoint Charles T. Fote and Michael T. Whealy, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Common Stock of FDC you held in your account on March 22, 2004 at the Annual Meeting of Stockholders of FDC, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS INDICATED AND FOR THE APPROVAL OF ITEM 2. In their discretion, Mr. Fote and Mr. Whealy are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.

SEE REVERSE FOR VOTING INSTRUCTIONS.

COMPANY #

There are three ways to vote your proxy

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK — EASY — IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 16, 2004.

•
Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — HTTP://WWW.EPROXY.COM/FDC/ — QUICK — EASY — IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 16, 2004.

•
Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to First Data Corporation, c/o Shareowner Services-SM-, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone or internet, please do not mail your Proxy Card

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.	Election of directors:	01 Henry C. Duques	02 Charles T. Fote	☐	Vote FOR	☐	Vote WITHHELD
		03 Richard P. Kiphart	04 Joan E. Spero		all nominees (except as marked)		from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2004.			☐ For ☐ Against ☐ Abstain
Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, adminis trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

FIRST DATA CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 19, 2004

On the reverse side of this proxy card are instructions for voting on the matters that will be considered at the Annual Meeting of Stockholders to be held on May 19, 2004. Additional information about FDC and the matters to be voted on are included in our 2004 Proxy Statement and 2003 Annual Report, which are being delivered electronically to a number of our sharheolders. To access the 2004 Proxy Statement and 2003 Annual Report on the Internet, please visit the "2003 Annual Report" and "2004 Proxy Statement" links on the "Invest" portion of the FDC Internet site at ir.firstdata.com. If you would like to receive a printed copy of the Proxy Statement or Summary Annual Report, please visit the "Request Documents" section of the "Invest" portion of the FDC Internet site at ir.firstdata.com and submit the information requested. You also may write to First Data Corporation, Investor Relations Department, 6200 S. Quebec Street, Greenwood Village, Colo. 80111 to request a copy.

FIRST DATA CORPORATION (FDC)	proxy

EMPLOYEE PROXY VOTING CARD IN CONNECTION WITH THE FIRST DATA CORPORATION INCENTIVE SAVINGS PLAN (ISP) AND EMPLOYEE STOCK PURCHASE PLAN (ESPP)

This Proxy is solicited on behalf of the Board of Directors of First Data Corporation (FDC).

Shown on the reverse side of this card are the number of shares of FDC stock, if any, beneficially held for you in the ISP and ESPP as of March 22, 2004. By voting your shares as instructed on the reverse of this card so that it is received by 12:00 p.m. (C.T.) on May 16, 2004, you will have voted all of your shares held in the ISP and the ESPP. If you own FDC shares outside of these plans, you will receive separate proxy materials which you should complete and return in the envelope provided with those materials.

Voting authorization for ISP Shares — I hereby instruct the Trustee under the ISP, to vote, in person or by proxy, all shares of Common Stock of FDC allocated to my account under the ISP at the Annual Meeting of Stockholders of FDC to be held on May 19, 2004, and at any postponement or adjournment thereof, in the manner specified on the reverse side of this card. The Trustee will vote the ISP shares represented by the voting instruction if properly completed and signed by me and received back by 12:00 p.m. (C.T.) on May 16, 2004. The ISP Trustee Agreement instructs the Trustee to vote FDC Shares allocated to my ISP Account for which the Trustee has not received instructions from me in the same proportion on each issue as it votes those shares credited to participants' accounts for which the Trustee received instructions from participants.

Voting Authorization for ESPP Shares — I hereby appoint Charles T. Fote and Michael T. Whealy, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of FDC beneficially held by me in the ESPP on March 22, 2004, at the Annual Meeting of Stockholders of FDC to be held on May 19, 2004, and at any adjournment or postponement thereof, in the manner specified on the reverse side of this card. With respect to ESPP Shares, this proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no direction is given, this Proxy will be voted for the election of the Directors indicated and for the approval of Item 2.

See reverse for voting instructions.